Exhibit 10.1

First Commitment Increase Request

November 26, 2024

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email:	james.r.greenfield@jpmorgan.com
de_custom_business@jpmorgan.com
Credit_Financing_Approvals@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

cc:	State Street Bank and Trust Company, as Collateral Agent, Collateral
Administrator and Securities Intermediary
Fidelity Private Credit Company LLC, as Portfolio Manager

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of August 25, 2022 (as amended by the First Amendment, dated as of January 24, 2023, by the Second Amendment, dated as of June 6, 2023, and by the Third Amendment, dated as of September 12, 2024, the "Agreement"), among Fidelity Direct Lending Fund I JSPV LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the "Administrative Agent"), Fidelity Private Credit Company LLC (f/k/a Fidelity Private Credit Central Fund LLC f/k/a Fidelity Direct Lending Fund, LP), as portfolio manager (the "Portfolio Manager"), JPMorgan Chase Bank, National Association, as lender (in such capacity, the "Lender"), State Street Bank and Trust Company, as collateral administrator (in such capacity, the "Collateral Administrator"), as collateral agent (in such capacity, the "Collateral Agent") and securities intermediary (in such capacity, the "Securities Intermediary"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

(A) Pursuant to the Agreement, you are hereby notified of the following:

The Company hereby makes a Commitment Increase Request to the Administrative Agent pursuant to Section 2.06 of the Agreement (this "First Commitment Increase Request") and requests an increase of the Tranche A Financing Commitment by an amount equal to $50,000,000.00 on November 26, 2024 (which such date shall constitute a "Commitment Increase Date" under the Agreement).

(B) The effectiveness of this First Commitment Increase Request shall be subject to receipt by the Administrative Agent of the fee set forth in the First Commitment Increase Fee Letter, dated as of the date hereof (the "First Commitment Increase Fee Letter"), between the Company and the Administrative Agent.

(C) The Administrative Agent hereby acknowledges and agrees that the requirements of (i) Section 2.06(f) of the Agreement are satisfied by the Company’s payment of the fee set forth in Clause (B) above and (ii) Section 2.06(h) of the Agreement are satisfied by the Company’s certifications made in Clause (G) below.

(D) Except as expressly set forth in the immediately preceding paragraph, the Administrative Agent (in its own capacity and in its capacity as agent of the Lenders) reserves all of its rights, privileges, powers and remedies under the Agreement and the other Loan Documents, as well as under applicable law (whether determined at law or in equity). Except as specifically provided herein, the Agreement shall remain in full force and effect and the execution of this First Commitment Increase Request shall not operate as a waiver of any violation of, or any right, privilege, power or remedy of any party under, the Agreement or any other Loan Document; all such rights, privileges, powers and remedies are expressly reserved. The Administrative Agent's or any Lender's exercise or failure to exercise any rights, privileges, powers and remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights, privileges, powers and/or remedies in any other instance or instances.

(E) THIS FIRST COMMITMENT INCREASE REQUEST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(F) This First Commitment Increase Request may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(G) The individual executing this First Commitment Increase Request on behalf of the Company hereby certifies to the Administrative Agent that (i) such individual is a duly authorized officer of the Company and has the authority to make the certifications set forth in the following subclause (ii) and (ii) the conditions set forth in Section 2.06(b), (c), (d) and (h) of the Agreement have been satisfied in connection with this First Commitment Increase Request.

Very truly yours,

FIDELITY DIRECT LENDING FUND I JSPV LLC, as Company

By: Fidelity Private Credit Company LLC,
its sole member

By:	/s/ Robert Gannon

Name: Robert Gannon
Title: Vice President

The Administrative Agent hereby approves the First Commitment Increase Request in accordance with the terms of the Agreement (including, without limitation, Section 2.06(a) of the Agreement) upon satisfaction of the conditions precedent specified above.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield

Name: James Greenfield
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Greenfield

Name: James Greenfield
Title: Managing Director

Acknowledged and agreed as of the first date set forth above for purposes of the First Commitment Increase Request above:

FIDELITY PRIVATE CREDIT COMPANY LLC, as Portfolio Manager

By:	/s/ Robert Gannon

Name: Robert Gannon
Title: Vice President